As filed with the Securities and Exchange Commission on June 1, 2015.

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Popeyes Louisiana Kitchen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	58-2016606
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

400 Perimeter Center Terrace, Suite 1000,

Atlanta, Georgia 30346

(404) 459-4450

(Address of Principal Executive Offices, Including Zip Code and Telephone Number)

Popeyes Louisiana Kitchen, Inc. 2015 Incentive Plan

(Full Title of the Plan)

Harold M. Cohen

Senior Vice President and General Counsel

Popeyes Louisiana Kitchen, Inc.

400 Perimeter Center Terrace, Suite 1000,

Atlanta, Georgia 30346

(404) 459-4450

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

With a copy to: John B. Shannon Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street, NW Atlanta, Georgia 30309-3424 (404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	3,029,000 (1)	$13.035 (2)	$39,483,015 (2)	$4,587

(1)	Amount to be registered consists of an aggregate of 3,029,000 shares of Popeyes Louisiana Kitchen, Inc. (the “Company”) common stock to be issued pursuant to the grant or exercise of awards under the Popeyes Louisiana Kitchen, Inc. 2015 Incentive Plan (the “Plan”), including additional shares of Company common stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.
(2)	Determined in accordance with Rule 457(h) under the Securities Act of 1933, as amended, the registration fee calculation is based on the average of the high and low prices of the Company’s common stock as reported on the NASDAQ Global Market System on May 27, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a) The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b) Upon written or oral request, Popeyes Louisiana Kitchen, Inc. (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Harold M. Cohen, Senior Vice President and General Counsel, at the address and telephone number on the cover of this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014;

(2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 28, 2014;

(3) The description of common stock contained in the Company’s registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

(4) All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company’s articles of incorporation provide that each of its directors shall not be personally liable to it or its shareholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under sections 302A.559 or 80A.23 of the Minnesota Business Corporation Act; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when the articles of incorporation became effective.

The Company’s articles of incorporation also provide that if the Minnesota Business Corporation Act is amended to authorize any further limitation of the liability of a director, then the liability of a director is eliminated or limited to the fullest extent permitted by the amended act. Further, the Company’s bylaws provide that it shall indemnify its directors and officers to the maximum extent permitted by the Minnesota Business Corporation Act, Section 302A.521, as amended.

Section 302A.521 of the Minnesota Business Corporation Act requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company (including service with respect to another organization or employee benefit plan at the request of the Company) against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and the applicable statutory provisions have been satisfied in the case of any conflict of interest affecting a director; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions occurring in the person’s performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or in the case of service with another organization at the request of the Company, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subdivision 3 requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification and payment of expenses by the Company is made by a majority of the disinterested directors present at a board meeting at which a disinterested quorum is present, or by a majority of a designated committee of disinterested directors, by special legal counsel selected by means specified in the statute, by the disinterested shareholders, by a court or, in certain circumstances, by an annually appointed committee of the board.

The Company has also entered into indemnification agreements with each of its directors and officers. The indemnification agreements may require it, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance if available on reasonable terms.

The Company carries directors’ and officers’ liability insurance covering its directors and officers.

Insofar as indemnification for liabilities under the Securities Act may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See Exhibit Index, which is incorporated here by reference.

Item 9.	Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(signatures on following page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 1, 2015.

Popeyes Louisiana Kitchen, Inc.

By:	/s/ Harold M. Cohen
Harold M. Cohen
Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold M. Cohen or William P. Matt, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cheryl A. Bachelder Cheryl A. Bachelder	Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2015

/s/ William P. Matt William P. Matt	Chief Financial Officer (Principal Financial and Accounting Officer)	June 1, 2015

/s/ Krishnan Anand Krishnan Anand	Director	June 1, 2015

/s/ Carolyn Hogan Byrd Carolyn Hogan Byrd	Director	June 1, 2015

/s/ John M. Cranor, III John M. Cranor, III	Director	June 1, 2015

/s/ S. Kirk Kinsell S. Kirk Kinsell	Director	June 1, 2015

/s/ Joel K. Manby Joel K. Manby	Director	June 1, 2015

/s/ Martyn R. Redgrave Martyn R. Redgrave	Director	June 1, 2015

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1	Articles of Incorporation of the Company, as amended, dated June 24, 2002 (filed as an exhibit to the Form 10-Q of the Company for the quarter ended July 14, 2002, and incorporated by reference herein).

4.2	Articles of Amendment of Articles of Incorporation of the Company, dated January 17, 2014 (filed as an Exhibit to the Form 8-K of the Company filed on January 21, 2014 and incorporated by reference herein).

4.3	Amended and Restated Bylaws of the Company, as amended effective April 11, 2008 (filed an exhibit to the Form 8-K of the Company filed on April 16, 2008 and incorporated by reference herein).

4.4	Amendment No. 2 to Amended and Restated Bylaws of the Company, dated January 17, 2014 (filed as an Exhibit to the Form 8-K of the Company filed on January 21, 2014 and incorporated by reference herein).

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on signature page).

99.1	Popeyes Louisiana Kitchen, Inc. 2015 Incentive Plan (Incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 21, 2015).